Exhibit 10.14
DLS Argentina Limited
SUCURSAL ARGENTINA
City of Buenos Aires, April 1, 2005
Messrs.
Pan American Energy LLC Sucursal Argentina (Argentine Branch)
Av. Leandro N. Alem 1180
(1001) Buenos Aires
By hand
Re: Strategic Agreement for the rendering of Drilling, Completion and Workover Services of oil and gas wells. Amendment # 1.
Dear Sirs,
We hereby submit to your consideration our sole amendment proposal (the “Amendment”) to the Strategic Agreement for the rendering of Drilling, Completion and Workover Services of wells located in the area of the Gulf of San Jorge, Provinces of Chubut and Santa Cruz, and other related services transcribed in our note dated July 1, 2003, the text of which is transcribed herein below.
All capitalized terms used in this Amendment that have not been expressly defined shall have the meaning assigned to them by the Strategic Agreement.
WHEREAS, taking into account the changes in prices and costs verified in the local market, it is the PARTIES intention to adjust the tariffs and work modalities set forth by the Strategic Agreement;
THEREFORE the PARTIES agree to execute this Amendment under the following terms:
1. PARTIES
DLS Argentina Limited – Sucursal Argentina, with legal domicile at Sarmiento 663, City of Buenos Aires, hereinafter referred to as “DLS” and PAN AMERICAN ENERGY LLC – Sucursal Argentina, with legal domicile at Av. Leandro N. Alem 1180 of the City of Buenos Aires, hereinafter referred to as “PAE”, (both parties jointly referred to as the “PARTIES” and individually as “PARTY”).
2. PURPOSE
The purpose of this Amendment is to adjust the tariffs that DLS shall be entitled to charge for the SERVICES, as established in Appendix I to the present offer. Such new prices and conditions shall apply to the SERVICES rendered as from January 1, 2005.
In addition, and taking into account that the cost variations begun during the second semester of 2004, PAE acknowledges that DLS is entitled to an amount of US$570,000.00 (five hundred and seventy thousand US Dollars) plus the corresponding VAT, covering all sums due, which DLS declares sufficient so as to cover any eventual additional cost incurred up to January 1, 2005. DLS shall invoice this amount and PAE shall pay it within 30 (thirty) days following reception of the invoice.
3. RENDERING OF THE SERVICES
The Services that constitute the subject matter of this Agreement shall be rendered exclusively to the extent to which they are required by PAE and in the amount determined by the latter, in accordance with the guidelines set forth by the Strategic Agreement.
4. RATIFICATION

All terms and conditions not expressly amended by the present Amendment shall continue to be governed by the Strategic Agreement, whose terms and conditions are deemed to be reproduced herein and ratified to all effects.
The present offer shall be considered accepted by you when Pan American Energy LLC (Sucursal Argentina) pays the Invoice 0001-00001445 that DLS Limited Argentina (Sucursal Argentina) shall present on April 18, 2005, for the amount established in the second paragraph of Clause 2 of the present Amendment.
For the purposes of this Amendment the payment date shall be considered as the “Effective Date” of the Amendment.
Sincerely,
/s/ Martín Zöldi
Martín Zöldi
Vice President

Appendix I
1.	Drilling Service
The certification modality and applicable rates defined by Section 3.1.1 of the “APPENDIX I – PRICES” of the Strategic Agreement shall be modified as follows:
a.	The Standard Hourly Rate “K” shall have following new value:

K = 934.75 UM(30%USD)/hour

b.	In case that during a well completion more than 32.4 hours are employed in well logging operations, in addition to the global amount “LS” payable per completed well, an extra amount shall be payable, which shall be determined as follows:

H1 x SHR x H2 x OHR

Where:

H1 = hours of logging exceeding the first 32.4 and up to a maximum of 48 hours in whole

H2 = hours of logging exceeding the first 48 hours

SHR = as defined by Section 3.1.4 of the “APPENDIX I – PRICES” of the Strategic Agreement

OHR = as defined by Section 3.1.2 of the “APPENDIX I – PRICES” of the Strategic Agreement
2.	Completion and Workover Services

The applicable rates defined by Sections 3.2.1, 3.2.2 and 3.2.3 of the “APPENDIX I – PRICES” of the Strategic Agreement shall have following new values:

OHR = Operation Hourly Rate = 288.55 UM(19%USD)/hour

SHR = Stand By Hourly Rate = 261.16 UM(19%USD)/hour

CFHR = Climate Factor Hourly Rate = 186.84 UM(19%USD)/hour

DTA(=ƒ) = DTA between wells located on a same flange = 4,862.00 UM(19%USD)/day + [Distance in excess of 20 Km.] x 84.00 MU(19%USD)/Km.

DTA(≠ƒ) = DTA between wells located on different flanges = 11,142.62 UM(19%USD)

3.	Pulling Service

The certification modality and applicable rates defined by Sections 3.3.1, 3.3.2 and 3.3.3 of the “APPENDIX I – PRICES” of the Strategic Agreement shall be modified as follows:

Light Pulling

OHR = Operation Hourly Rate = 232.96 UM(16%USD)/hour

SHR = Stand By Hourly Rate = 209.66 UM(16%USD)/hour

CFHR = Climate Factor Hourly Rate = 116.48 UM(16%USD)/hour

DTA = 931.84 UM(16%USD) + [Distance in excess of 20 Km.] x 15.53 MU(16%USD)/Km.

Heavy Pulling

OHR = Operation Hourly Rate = 263.24 MU(16%USD)/hour

SHR = Stand By Hourly Rate = 236.92 MU(16%USD)/hour

CFHR = Climate Factor Hourly Rate = 131.62 MU(16%USD)/hour

DTA = 1,316.22 UM(16%USD) + [Distance in excess of 20 Km.] x 17.54 MU(16%USD)/Km.